Exhibit 10(iii)(A)(5)
The Interpublic Capital Accumulation Plan
Restated Participation Agreement
          WHEREAS,                                          (the “Participant”) and The Interpublic Group of Companies, Inc. (“Interpublic”) are parties to a Participation Agreement under The Interpublic Capital Accumulation Plan (“CAP”), dated                                                              [and amended as of                                           (insert dates of any amendments, including payment elections)] (the “Participation Agreement”); and
          WHEREAS, the Participant’s benefit under CAP is governed by the terms of [his] [her] Participation Agreement and by the terms of the pamphlet entitled “The Interpublic Capital Accumulation Plan,” as amended and restated effective January 1, 2007, and as amended from time to time thereafter (the “Plan Document”); and
          WHEREAS, the Participant and Interpublic wish to amend and restate the Participation Agreement to comply with a good-faith interpretation of Section 409A of the Internal Revenue Code and the guidance issued by the Internal Revenue Service thereunder, and to make clear that the provisions set forth in the Plan Document that are triggered by a Change of Control (as defined in the Plan Document) apply to the Participant’s benefit under CAP;
          NOW, THEREFORE, the Participation Agreement is hereby amended and restated in its entirety as follows:
1.	Effective Date. This amended and restated Participation Agreement shall be effective as of January 1, 2007, except to the extent provided otherwise herein.

2.	Credit Amount. Effective [insert effective date for current dollar credit amount], the Participant’s annual dollar credit under CAP shall be $ and shall be credited only under the circumstances, and at the time, specified by the Plan Document. [If the Participant’s dollar credit was ever increased:] [For (insert year(s), the Participant’s annual dollar credit under CAP was $ , and was credited on December 31st of such years.]

3.	Interest. The Participant’s CAP Account shall be credited with interest on December 31st of each calendar year (starting with the calendar year after the calendar year in which the Participant’s participation in the CAP first became effective), at the rate specified by the Plan Document. For 2007, the interest rate is 4.71%.

4.	Vesting. Subject to paragraph 5, below, and the provisions of the Plan Document that are triggered by a Change of Control (as defined in the Plan Document), the Participant’s CAP account is scheduled to become fully vested on (assuming the Participant continues in the employment of Interpublic and its Subsidiaries until this date).

5.	Non-Competition and Non-Solicitation. For a period of two (2) years following the termination of the Participant’s employment for any reason, the Participant shall not:

(a) accept employment with or serve as a consultant, advisor or in any other capacity to an employer that is in competition with the business unit or units of Interpublic by which the Participant is employed (the “Business Unit”); (b) directly or indirectly, either on the Participant’s own behalf or on behalf of any other person, firm or corporation, solicit or perform services for any account that is a client of the Business Unit at the time of the Participant’s termination of employment with the Business Unit or that was a client of the Business Unit at any time within one year prior to the date of the Participant’s termination of employment; or (c) directly or indirectly employ or attempt to employ or assist anyone else to employ any person who is at such time or who was within the six-month period immediately prior to such time in the employ of the Business Unit. If the Participant breaches any provision of this paragraph 5, [he] [she] shall forfeit all of the interest that has been or will be credited to [his] [her] CAP account.
The Participant acknowledges that these provisions are reasonable and necessary to protect Interpublic’s legitimate business interests, and that these provisions do not prevent the Participant from earning a living. If at the time of enforcement of any provision of this Agreement, a court shall hold that the duration, scope, or area restriction of any provision hereof is unreasonable under circumstances now or then existing, the parties hereto agree that the maximum duration, scope, or area reasonable under the circumstances shall be substituted by the court for the stated duration, scope, or area.
6.	Form of Payment.
a.	Subject to the special rules set forth in the Plan Document that apply following a Change of Control (as defined in the Plan Document), and the remaining provisions of this paragraph 6, the Participant’s vested benefit under CAP (if any) shall be distributed in the following form [check one]:
       Lump sum
       Monthly installments over 10 years*
       Monthly installments over 15 years*
* Notwithstanding the election above, if the Participant terminates employment before age 55, or before being credited with at least five years of participation in CAP, [his] [her] vested benefit under CAP (if any) will automatically be paid in a lump sum.
The Participant may not change the form in which [his] [her] benefit under CAP will be paid, except to the extent (if at all) that the Plan Document permits the Participant to make such a change.
b.	The form of payment specified by subparagraph a, above, shall be effective only if payment of the Participant’s vested benefit begins on or after January 1, 2008. If payment of the Participant’s vested benefit begins before January 1, 2008, the

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Participant’s vested benefit under CAP shall be paid in the form specified by the Participation Agreement as in effect on December 31, 2006.
7.	Benefit Commencement Date. Interpublic shall begin payment of the Participant’s vested benefit under CAP at the time prescribed by the Plan Document. However, the following transition rule shall apply in 2007:
a.	If, under the terms of CAP and the Participation Agreement in effect on December 31, 2006, payment of the Participant’s benefit was scheduled to begin before January 1, 2008, payment of the Participant’s benefit shall begin at the time prescribed by the terms of CAP and such Participation Agreement in effect on December 31, 2006.

b.	If subparagraph a, above, does not apply:
(i)	Payment of the Participant’s benefit shall not begin before January 1, 2008; and

(ii)	If the Plan Document prescribes that payment of the Participant’s benefit should begin before January 1, 2008, payment of such benefit shall begin on Interpublic’s first pay date for January 2008.
The Participant may not change the time at which payment of [his] [her] benefit under CAP begins, except to the extent (if at all) that the Plan Document permits the Participant to make such a change.
8.	Relationship to Plan Document. This Participation Agreement is intended to be executed and administered in conjunction with the Plan Document. To the extent that this Participation Agreement does not address an issue, the applicable terms and provisions of the Plan Document shall govern such issue. To the extent that any term or provision of this Participation Agreement is inconsistent with a term or provision of the Plan Document, the term or provision of this Participation Agreement shall govern.
9.	Complete Statement. This Participation Agreement, as amended and restated hereby, is a complete statement of the Participant’s benefit and other rights under CAP and supersedes any prior statement of the Participant’s benefit or other rights under CAP (except to the extent expressly provided in paragraphs 6 and 7, above). Any change to the terms of this Participation Agreement or to the Participant’s rights under CAP shall be adopted by executing an amendment or supplement to the Plan Document or to this Participation Agreement.
10.	Knowing and Voluntary Agreement. By signing this Participation Agreement, the Participant acknowledges that —
•	[he] [she] has received and reviewed the Plan Document and this Participation Agreement,

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•	[he] [she] fully understands the terms of the Plan Document and this Participation Agreement, and

•	[he] [she] is entering into this Participation Agreement voluntarily.
          IN WITNESS WHEREOF, Interpublic, by its duly authorized officer, and the Participant have caused this amended and restated Participation Agreement to be executed.

The Interpublic Group of Companies, Inc.			Participant

BY:

Timothy A. Sompolski Executive Vice President, Chief Human Resources Officer

DATE:		DATE:

Return to Interpublic’s Human Resources Department.

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